UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 3, 2006

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112

(Address of principal executive offices) (Zip Code)

(215) 448-1400

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

We recently filed an “Advance Rating Service/Emerging Investment Vehicle Application” with the Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”). The purpose of the application was to request a preliminary determination from the SVO regarding the security-type designation for purposes of statutory risk-based capital calculations for U.S. insurance companies that might hold capital securities (the “capital securities”) that are similar, in terms of maturity, subordination, interest deferral, payment restrictions, events of default and forgiveness of deferred interest relating to a trigger event in the event of a bankruptcy, to the 6.75% capital securities due 2066 that we recently issued, as described in our prospectus supplement dated April 12, 2006. On May 3, 2006, the SVO advised us that it would preliminarily designate the capital securities for which we submitted the application as common equity for purposes of calculating the statutory risk-based capital requirements of U.S. insurance companies that hold the capital securities. However, the SVO will not provide an official designation of the security-type of the capital securities unless and until an insurance company subject to regulation by a U.S. state insurance department purchases the capital securities, reports them to the SVO and the SVO receives and reviews the final, executed documentation related to the capital securities and upholds its preliminary analysis and publishes its final NAIC Designation in the Valuations of Securities CD-ROM or in some other forum that serves as the official expression from the NAIC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation

By:	/s/ Duane Bernt
Duane Bernt
Vice President and
Treasurer

Date: May 9, 2006